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                                                                   EXHIBIT 10.12

                     MASTER REPURCHASE AGREEMENT GOVERNING

                     PURCHASES AND SALES OF MORTGAGE LOANS

                         Dated as of September 5, 1996

                                    Between

                         LEHMAN COMMERCIAL PAPER INC.,

                                   as Buyer

                                      and

                       FIRST ALLIANCE MORTGAGE COMPANY,

                                   as Seller

1.  APPLICABILITY

From time to time for a period of eighteen months from the date hereof, the parties hereto may, subject to the terms hereof, enter into transactions in which First Alliance Mortgage Company ("Seller") agrees to transfer to Lehman
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Commercial Paper Inc. ("Buyer") Mortgage Loans against the transfer of funds by
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Buyer, with a simultaneous agreement by Buyer to transfer to Seller such
Mortgage Loans at a date certain not later than 150 days after the date of transfer or on demand, as specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement and the related
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Confirmation, unless otherwise agreed in writing.

2.  DEFINITIONS

"Act of Insolvency" means, with respect to any party and its Affiliates, (i)
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the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief;
(ii) seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition
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with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

"Additional Assets" has the meaning specified in Section 3(g).
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"Additional Loans" means Mortgage Loans or cash provided by Seller to Buyer or
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its designee pursuant to Section 4(a).

"Affiliate" means an affiliate of a party as such term is defined in the United
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States Bankruptcy Code in effect from time to time.

"Agency" means FNMA or FHLMC.
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"Agreement" means this Master Repurchase Agreement Governing Purchases and Sales
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of Mortgage Loans between Buyer and Seller, as amended from time to time.

"Balloon Mortgage Loan" means any Mortgage Loan that provided on the date of
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origination for scheduled payments by the Mortgagor based upon an amortization schedule extending beyond its maturity date.

"Business Day" means a day other than (i) a Saturday or Sunday, or (ii) a day on
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which the New York Stock Exchange is authorized or obligated by law or executive order to be closed.

"Buyer" has the meaning specified in Section 1.
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"Collateral" has the meaning specified in Section 6.
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"Collateral Amount" means, with respect to any Transaction, the amount obtained
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by application of the Collateral Amount Percentage to the Repurchase Price for
such Transaction.

"Collateral Amount Percentage" means the amount set forth in the Confirmation
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which, in any event, shall not be more than 107.52% with respect to the calculation of Market Value.

"Collateral Deficit" has the meaning specified in Section 4(a).
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"Collateral Excess" has the meaning specified in Section 4(b).
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"Collateral Information" means the following information with respect to each
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Mortgage Loan: (i) the Seller's loan number, (ii) the Mortgagor's name, (iii)
the address of the Mortgaged Property, (iv) the current interest rate, (v) the original balance, (vi) the current balance as of the

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15th day of the immediately preceding month, (vii) the paid to date that corresponds to the current balance, (viii) the appraisal value of the Mortgaged Property, (ix) whether interest rate is fixed or adjustable (and if adjustable, the related ARM terms, including the index, spread, adjustment frequency, caps and floors), (x) the lien position of the Mortgage Loan on the Mortgaged Property, (xi) the occupancy status of the Mortgaged Property (including whether owner occupied), (xii) whether the Mortgage Loan is a Balloon Loan, (xiii) the first payment date, (xiv) the maturity date, (xv) the current principal and interest payment due, (xvi) the amortization term, (xvii) the Mortgage Note date, (xviii) the property type of the Mortgaged Property, (xix) whether the Mortgage Loan is convertible from ARM to fixed and (xx) the outstanding balance of the first lien, if a second lien, and such other information as Buyer may reasonably request.

"Confirmation" has the meaning specified in Section 3(a).
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"Custodial Agreement" means that custodial agreement, dated as of September 5,
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1996, by and among Buyer, Seller and the Custodian.

"Custodial Delivery" means the form executed by the Seller in order to deliver
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the Mortgage Loan Schedule and/or the Mortgage File to Buyer or its designee
(including the Custodian) pursuant to Section 7, a form of which is attached hereto as Exhibit II.

"Custodian" means the custodian under the Custodial Agreement. The initial
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custodian is Bankers Trust Company of California, N.A.

"Delinquent" means, with respect to any Mortgage Loan, the period of time from
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the date on which a Mortgagor fails to pay an obligation then due under the terms of such Mortgage Loan to the date on which such payment is made.

"Event of Default" has the meaning specified in Section 13.
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"FHA" means the Federal Housing Administration, an agency within HUD.
 ---

"FHLMC" means the Federal Home Loan Mortgage Corporation.
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"FHLMC Guide" means the FHLMC Sellers/Servicers Guide, as amended from time to
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time.

"FNMA" means the Federal National Mortgage Association.
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"FNMA Guide" means the FNMA Selling, Servicing and MBS Guides, as amended from
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time to time.

"First Mortgage" means the Mortgage that is the first lien on the Mortgaged
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Property.

"HUD" means the United States Department of Housing and Urban Development.
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"Income" means, with respect to any Mortgage Loan at any time, any principal
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thereof then payable and all interest, dividends or other distributions payable thereon less any related servicing fee(s) charged by the Servicer.

"LIBOR" means the London Interbank Offered Rate for one-month, three-month or
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six-month United States dollar deposits as set forth on page 3750 of Telerate as of 11:00 a.m., London time, on the date of determination, as selected by Seller; provided, however, that Seller may not select the London Interbank Offered Rate for three-month or six-month dollar deposits if the related Repurchase Date is shorter than three or six months, respectively.

"Loan-to-Value Ratio" means with respect to any Mortgage Loan as of any date,
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the fraction, expressed as a percentage,  the numerator of which is the principal balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the related Mortgaged Property as set forth in the appraisal of such Mortgaged Property obtained in connection with the origination of such Mortgage Loan.

"Market Value" means as of any date with respect to any Mortgage Loan, the price
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at which such Mortgage Loan could readily be sold as determined by Buyer in its sole discretion; provided, however, that Buyer shall not take into account, for purposes of calculating Market Value, any Mortgage Loan (i) which has a related Repurchase Date of more than 150 days, (ii) which, together with the other Mortgage Loans subject to then outstanding Transactions, would cause the 30+ Delinquency Percentage to exceed 1.6%, (iii) which, together with the other Mortgage Loans subject to then outstanding Transactions, would cause the 60+ Delinquency Percentage to exceed 1.2%, (iv) which are more than 89 days Delinquent or (v) with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured; provided further, however that the Market Value of any Mortgage Loan shall not in any event exceed the outstanding principal amount thereof.

"Mortgage" means a mortgage, deed of trust, deed to secure debt or other
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instrument, creating a valid and enforceable first or second lien or a first or second priority ownership interest in an estate in fee simple in residential real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

"Mortgage File" means the documents specified as the "Mortgage File" in Section
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7(d), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

"Mortgage Loan" means (i) a non-securitized whole loan, namely a conventional
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mortgage loan secured by a first or second lien on a one to four family residential property or mixed-use property for which a complete Mortgage File has been delivered to the Custodian or (ii) other type of non-securitized whole loan as may be agreed upon in writing by the parties hereto from time to time.

"Mortgage Loan Schedule" means a schedule of Mortgage Loans attached to each
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Trust Receipt, Confirmation and Custodial Delivery.

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"Mortgage Note" means a note or other evidence of indebtedness of a Mortgagor
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secured by a Mortgage.

"Mortgaged Property" means the residential real property securing repayment of
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the debt evidenced by a Mortgage Note.

"Mortgagee" means the record holder of a Mortgage Note secured by a Mortgage.
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"Mortgagor" means the obligor on a Mortgage Note and the grantor of the related
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Mortgage.

"Non-Usage Fee" means, as of each Non-Usage Payment Date, a fee paid by Seller
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to Buyer equal to the product of (a) .125% per annum and (b) the positive amount by which (X) $25,000,000 exceeds (Y) the average outstanding Repurchase Price for the immediately preceding three months.

"Non-Usage Payment Date" has the meaning specified in Section 3(g).
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"Periodic Payment" has the meaning specified in Section 5(b).
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"Person" means an individual, partnership, corporation, joint stock company,
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trust or unincorporated organization or a governmental agency or political subdivision thereof.

"Price Differential" means, with respect to any Transaction hereunder as of any
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date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

"Pricing Rate" means the per annum percentage rate specified in the Confirmation
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for determination of the Price Differential which shall not exceed LIBOR plus the applicable Pricing Spread.

"Pricing Spread" means 0.80%.
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"Prime Rate" means the rate of interest published by The Wall Street Journal,
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northeast edition, as the "prime rate".

"Purchase Date" means the date on which Purchased Mortgage Loans are transferred
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by Seller to Buyer or its designee (including the Custodian) as specified in the
Confirmation.

"Purchase Price" means on each Purchase Date, the price at which Purchased
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Mortgage Loans are transferred by Seller to Buyer or its designee (including the
Custodian).

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"Purchased Mortgage Loans" means the Mortgage Loans (including any Additional
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Assets) sold by Seller to Buyer in a Transaction, any Additional Loans and any
Substituted Mortgage Loans.

"Replacement Loans" has the meaning specified in Section 14(b).
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"Repurchase Date" means the date on which Seller is to repurchase the Purchased
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Mortgage Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 13, as specified in the Confirmation; provided that in no event shall such date be more than 150 days after the Purchase Date.

"Repurchase Price" means the price at which Purchased Mortgage Loans are to be
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transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4(a), 5(a) and 5(b), respectively.

"Securitization" mean the public or private offering of any securities of the
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Seller or its subsidiaries collateralized by, or representing interests in, the
Purchased Mortgage Loans.

"Seller" has the meaning specified in Section 1.
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"Servicer" has the meaning specified in Section 25.
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"Servicing Agreement" has the meaning specified in Section 25.
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"Servicing Records" has the meaning specified in Section 25.
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"60+ Delinquency Percentage" means the fraction, expressed as a percentage, the
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numerator of which is the aggregate Purchase Price of Purchased Mortgage Loans subject to then outstanding Transactions which are more than 60 days Delinquent and the denominator of which is the aggregate Purchase Price of all Purchased Mortgage Loans subject to then outstanding Transactions.

"Substituted Mortgage Loans" means any Mortgage Loans substituted for Purchased
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Mortgage Loans in accordance with Section 9 hereof.

"30+ Delinquency Percentage" means the fraction, expressed as a percentage, the
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numerator of which is the aggregate Purchase Price of Purchased Mortgage Loans subject to then outstanding Transactions which are more than 30 days Delinquent and the denominator of which is the aggregate Purchase Price of all Purchased Mortgage Loans subject to then outstanding Transactions.

"Transaction" has the meaning specified in Section 1.
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"Trust Receipt" means a trust receipt issued by Custodian to Buyer confirming
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the Custodian's possession of certain mortgage loan files which are the property of and held by Custodian for the benefit of the Buyer or the registered holder of such trust receipt.

3. INITIATION; CONFIRMATION; TERMINATION; MAXIMUM TRANSACTION AMOUNTS

(a) An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to Seller promptly after the parties enter into such Transaction in the form of
Exhibit I attached hereto (a "Confirmation"). Such Confirmation shall describe
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the Purchased Mortgage Loans, identify Buyer and Seller and set forth (i) the
Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Collateral Amount Percentage with respect to the calculation of Market Value and (vi) additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer. The Purchase Price for any Transaction shall exceed $500,000.

(b) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

(c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date the Confirmation was received by Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that writing which is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by Seller.

(d) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller by telephone or otherwise, no later than 1:00 p.m. (New York Time) on the Business Day prior to the day on which such termination will be effective.

(e) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files from Buyer or its designee at Seller's expense on the Repurchase Date. With respect to any transfers of Purchased Mortgage Loans on a Repurchase Date in accordance with the preceding sentence, Buyer shall cause such Purchased Mortgage Loans to be free of any liens granted by the Buyer thereon.

(f) With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions shall not exceed $25,000,000.

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(g) On the last day of each three month period following September 30, 1996
(each a "Non-Usage Payment Date"), Seller shall pay to Buyer in federal funds by
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wire transfer the Non-Usage Fee then due, if any. In the event that Buyer or any of its Affiliates participates (or refuses to participate in writing) as the lead manager or co-manager of a Securitization of some or all of the Purchased Mortgage Loans during the three month period immediately preceding a Non-Usage Payment Date, Buyer shall waive the applicable Non-Usage Fee, if any, then due on such Non-Usage Payment Date.

(h) Notwithstanding anything in this Agreement to the contrary, Buyer shall have no obligation to enter into any Transaction hereunder if there shall have occurred any material adverse change, as determined by Buyer in its reasonable judgment, in the financial condition of Buyer, the financial markets generally or the secondary market for Mortgage Loans. Buyer shall promptly notify Seller of any determination by Buyer that any of the foregoing has occurred.

4.  COLLATERAL AMOUNT MAINTENANCE

(a) If at any time the aggregate Market Value of all Purchased Mortgage Loans subject to all Transactions is less than the aggregate Collateral Amount for all such Transactions (a "Collateral Deficit"), then Buyer may by notice to Seller
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require Seller to transfer to Buyer or its designee (including the Custodian)
Mortgage Loans ("Additional Loans") or cash, so that the cash and aggregate
                 ----------------
Market Value of the Purchased Mortgage Loans, including any such Additional Loans, will thereupon equal or exceed the aggregate Collateral Amount.

(b) If at any time the aggregate Market Value of all Purchased Mortgage Loans subject to all Transactions exceeds the aggregate Collateral Amount for all such Transactions (a "Collateral Excess"), then Seller may by notice to Buyer require
                 -----------------
Buyer in such Transactions, to transfer or cause to be transferred to Seller or its designee Purchased Mortgage Loans or cash so that the cash and aggregate Market Value of the Purchased Mortgage Loans, after deduction of any such Mortgage Loans or cash so transferred, will thereupon not exceed the aggregate Collateral Amount.

(c) Notice required pursuant to subsections (a) or (b) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit or Collateral Excess, as the case may be, received before 10:00 a.m. on a Business Day, local time of the party receiving the notice, must be met not later than 5:00 p.m. on the Business Day on which the notice was given, local time of the party receiving the notice. Any notice given on a Business Day after 10:00 a.m., local time of the party receiving the notice, shall be met not later than 2:00 p.m. (New York time) on the following Business Day. The failure of Buyer or Seller, on any one or more occasions, to exercise its rights under subsections (a) or (b) of this Section, respectively, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer or Seller to do so at a later date. Buyer and Seller agree that a failure or delay to exercise its rights under subsections (a) or (b) of this Section shall not limit either party's rights under this Agreement or otherwise existing by law or in any way create additional rights for the other party.

(d) In the event the Seller fails to comply with the provisions of this Section 4, Buyer shall not enter into any additional Transactions hereunder after the date of such failure.

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5.  INCOME PAYMENTS

(a) Where a particular Transaction's term extends over an Income payment date on the Purchased Mortgage Loans subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all Income with respect to Purchased Mortgage Loans subject to Transactions. Upon the occurrence and continuance of an Event of Default, all Income with respect to Purchased Mortgage Loans subject to Transactions shall be held in a segregated account established by the Custodian for the benefit of Buyer and distributed under the Custodial Agreement.

(b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans, Seller shall pay by wire transfer to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (each such payment, a "Periodic Payment") on the first Business Day of each month. The
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Price Differential shall accrue, be calculated and be compounded on a daily basis for each Purchased Mortgage Loan.

(c) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively.

6.  SECURITY INTEREST

(a) Buyer and the Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans and not loans from Buyer to Seller secured by the Purchased Mortgage Loans. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, Seller grants Buyer a first priority security interest in the Purchased Mortgage Loans, Servicing Records, insurance relating to the Purchased Mortgage Loans, Income, any and all custodial accounts and escrow accounts relating to the Purchased Mortgage Loans and any other contract rights, general intangibles and other assets relating to the Purchased Mortgage Loans or any interest in the Purchased Mortgage Loans and the servicing of the Purchased Mortgage Loans (collectively, the "Collateral").
                                                                  ----------

(b) Seller shall pay all fees and expenses associated with perfecting Buyer's security interest in the Collateral, including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording assignments of Mortgage, as and when required by Buyer in its sole discretion.

7.  PAYMENT, TRANSFER AND CUSTODY

(a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

(b) On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit II.

(c) On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to Buyer or its designee (including the Custodian) of the Purchased Mortgage Loans relating to each Transaction hereby sells, transfers, conveys and

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

assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies.

(d) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date with respect to each Mortgage Loan (or with respect to item (vii) below within five Business Days after the Purchase Date), the Seller shall deliver or cause to be delivered and released to the Custodian the following original documents (collectively the "Mortgage File"), pertaining to
                                                -------------
each of the Purchased Mortgage Loans identified in the Custodial Delivery delivered therewith:

        (i) the original Mortgage Note bearing all intervening endorsements,
        endorsed "Pay to the order of             , without recourse" and signed
                                      ------------
        in the name of the last endorsee (the "Last Endorsee") by an authorized
                                               -------------
        officer (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

        (ii) the original of any guarantee executed in connection with Mortgage Note (if any);

        (iii) the original Mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording;

        (iv) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

        (v) the original assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

        (vi) the originals of all intervening assignments of mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording;

        (vii) the original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue the same; and

        (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if any).

(e) With respect to each Mortgage Loan delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit III attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to complete and record the assignment of Mortgage, complete the endorsement of the Mortgage

Note and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records.

(f) Buyer shall deposit the Mortgage Files representing the Purchased Mortgage Loans, or direct that the Mortgage Files be deposited directly, with the Custodian. The Mortgage Files shall be maintained in accordance with the Custodial Agreement.

(g) Any Mortgage Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee. The possession of the Mortgage File by Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by the Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the inclusion of the related Purchased Mortgage Loan in a Transaction. Seller or its designee (including the Custodian) shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Mortgage Loans or is in connection with a repurchase of any Purchased Mortgage Loan by Seller.

8.   REHYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

Title to all Purchased Mortgage Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller.

9.   SUBSTITUTION

(a) Subject to Section 9(b), Seller may, upon one (1) Business Days written notice to Buyer, with a copy to Custodian, substitute other Mortgage Loans for any Purchased Mortgage Loans. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Mortgage File of such other Mortgage Loans together with a Custodial Delivery and transfer to Seller or its designee of the Purchased Mortgage Loans requested for release. After substitution, the substituted Mortgage Loans, shall be deemed to be Purchased Mortgage Loans subject to the same Transaction as the released Mortgage Loans.

(b) Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Mortgage Loans for any Purchased Mortgage Loans (i) if after taking into account such substitution, a Collateral Deficit would occur or (ii) such substitution would cause a breach of any provision of this Agreement.

10.  REPRESENTATIONS AND WARRANTIES

(a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal; (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf; (iv) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained; (v) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgement, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (vii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(b) Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction hereunder is in full force and effect:

  (i)   Organization. Seller is duly organized, validly existing and in good
        ------------
        standing under the laws and regulations of the state of California and is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller therein.

  (ii)  No Litigation. Except as Buyer has previously been advised in writing,
        -------------
        there is no action, suit, proceeding or arbitration to which Seller is a party or investigation, pending or, to the knowledge of Seller, threatened against Seller, the adverse determination of which is reasonably likely, either in any one instance or in the aggregate, to result in a material adverse change in any of the business, operations, financial condition, properties or assets of Seller, taken as a whole, or in a material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in a material liability on the part of Seller, or would affect the validity of this Agreement or any of the Purchased Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or would be likely to impair materially the ability of Seller to perform under the terms of this Agreement;

  (iii) No Broker. Seller has not dealt with any broker, investment banker,
        ---------
        agent, or other person, except for Buyer, who may be entitled to any commission of compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement;

  (iv)  Good Title to Collateral. Purchased Mortgage Loans shall be free and
        ------------------------
        clear of any lien, encumbrance or impediment to transfer, and Seller has good, valid and marketable title and the right to sell and transfer such Purchased Mortgage Loans to Buyer.

  (v)   Delivery of Mortgage File. The Mortgage Note, the Mortgage, the
        -------------------------
        assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for the Mortgage Loans have been delivered to the Custodian. Seller or its designee is in possession of a complete, true and accurate Mortgage File with respect to the Mortgage Loans, except for such documents the originals of which have been delivered to the Custodian.

  (vi)   Selection Process. The Purchased Mortgage Loans were selected from
         -----------------
         among the outstanding mortgage loans in Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.

  (vii)  Reunderwriting of Mortgage Loans. The Purchased Mortgage Loans that
         --------------------------------
         were not originated by the Seller have been reunderwritten by the Seller using its own underwriting standards.

  (viii) No Untrue Statements. Neither this Agreement nor any written statement
         --------------------
         made, or any report or other document issued or delivered or to be issued or delivered by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

  (ix)   Origination and Purchase Practices. The origination and purchase
         ----------------------------------
         practices used by Seller with respect to each Mortgage Loan have been and are in all respects legal and proper in the mortgage origination business;

  (x)    Performance of Agreement. Seller does not believe, nor does it have
         ------------------------
         any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement on its part to be performed;

  (xi) Seller Not Insolvent. Seller is not, and with the passage of time does not expect to become, insolvent; and

  (xii) No Event of Default. No Event of Default has occurred and is continuing hereunder.

(c) Seller represents and warrants to the Buyer that each Purchased Mortgage Loan sold hereunder and each pool of Purchased Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date conform to the representations and warranties set forth in Exhibit V attached hereto and that each Mortgage Loan delivered hereunder as Additional Loans or Substituted Mortgage Loans, as of the date of such delivery, conforms to the representations and warranties set forth in Exhibit V hereto. Seller further represents and warrants to the Buyer that, as of the first Business Day of each month, the Collateral Information with respect to each Purchased Mortgage Loan is complete, true and correct. It is understood and agreed that the representations and warranties set forth in Exhibit V hereto, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including the Custodian).

(d) On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

11.  NEGATIVE COVENANTS OF THE SELLER

On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that it shall not:

(a) take any action which would directly or indirectly impair or adversely affect Buyer's title to or the value of the Purchased Mortgage Loans;

(b) pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Collateral to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Collateral except as described in Sections 6 or 25(b) of this Agreement; or

(c) make any adverse changes to Seller's underwriting guidelines without the prior written consent of Buyer.

12. AFFIRMATIVE COVENANTS OF THE SELLER

For so long as this Agreement is in effect:

(a) Seller covenants that it will promptly notify Buyer of any material adverse change in its business operations and/or financial condition.

(b) Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10, including but not limited to resolutions evidencing the approval of this Agreement by Seller's board of directors or loan committee, copies of the minutes of the meetings of Seller's board of directors or loan committee at which this Agreement and the Transactions contemplated by this Agreement were approved.

(c) Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Mortgage Loans, including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request.

(d) Seller shall notify Buyer no later than one (1) Business Day after an executive officer of the Seller has actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller.

(e) [Reserved].

(f) Seller covenants, upon request of Buyer after the occurrence of a Collateral Deficit, to enter into hedging transactions with respect to fixed rate Purchased Mortgage Loans in order to protect adequately, in the reasonable judgment against interest rate risks.

(g) [Reserved].

(h) Seller covenants to provide Buyer with a copy of any changes to its underwriting guidelines, prior to the effectiveness of such changes.

(i) Seller covenants to provide Buyer on the first Business Day of each month, either by direct modem electronic transmission or via a computer diskette, the Collateral Information, updated as appropriate, in computer readable format with respect to all Purchased Mortgage Loans then subject to Transactions.

(j) Seller covenants to provide Buyer with the following financial and reporting information:

        (i) Within 95 days after the last day of its fiscal year, Seller's audited consolidated statements of income and statements of cash flow for such year and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of one of the "Big Six" independent certified public accounting firms.

        (ii) Within 60 days after the last day of the first three fiscal quarters in any fiscal year, Seller's consolidated statements of income and statements of cash flow for such quarter and balance sheets as of the end of such quarter presented fairly in accordance with GAAP.

        (iii) Within 30 days after the last day of each calendar quarter an officer's certificate from Seller's chief financial officer or treasurer, addressed to Buyer certifying that, as of the date of such certificate, (i) Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (ii) such officer has no actual knowledge, except as specifically stated therein, of an Event of Default hereunder.

        (iv) As soon as available, copies of all proxy statements, financial statements, and reports which Seller sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Securities Act of 1933, as amended, which it files with the Securities and Exchange Commission or any government authority which may be substituted therefor, or with any national securities exchange.

13. EVENTS OF DEFAULT

        (a) If any of the following events (each an "Event of Default") occur,
                                                     ----------------
        Seller and Buyer shall have the rights set forth in Section 14, as applicable:

        (i) Seller or Buyer fails to satisfy or perform any material obligation or covenant under this Agreement; provided, however, that if such material obligation or covenant relates to a non-monetary obligation or covenant, such failure shall not constitute an Event of Default hereunder unless such failure continues for a period of 30 days after delivery of written notice to the defaulting party;

        (ii) an Act of Insolvency occurs with respect to Seller;

        (iii) any representation made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

   (iv) Seller shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

    (v) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which suspension has a material adverse effect on the ordinary business operations of Seller, as a whole, and which continues for more than 24 hours;

   (vi) Seller dissolves, merges or consolidates with another entity (unless (A) it is the surviving party or (B) the entity into which it mergers has equity and a market value of at least that of the Seller immediately prior to such merger and such entity expressly assumes the obligations of the Seller at the time of such merger), or sells, transfers, or otherwise disposes of a material portion of its business or assets;

  (vii) Buyer, in its good faith judgment, believes that there has been a material adverse change in the business, operations, corporate structure or financial condition of Seller or that Seller will not meet any of its obligations under any Transaction pursuant to this Agreement, this Agreement or any other agreement between the parties;

 (viii) Seller is in default under any other indenture or agreement concerning the borrowing of money to which it is a party (including, without limitation, the Subordination Agreement), provided, however, such a default shall not constitute an Event of Default if the exercise of such remedies as are available to Seller's counterparty with respect to such default would not result in a material adverse change in the business operations or financial condition of the Seller;

   (ix) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $500,000 is rendered against the Seller, and the same remains undischarged and unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed; or

    (x) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby.

   (xi) A Collateral Deficit occurs with respect to Seller and is not eliminated within the time period specified in Section 4(c).

14. REMEDIES

(a) If an Event of Default occurs with respect to Seller, the following rights and remedies are available to Buyer:

    (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the

      Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

      (A) Seller's obligations hereunder to repurchase all Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable,

      (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (II) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(xi) of this Section, and (III) any amounts applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section), and

      (C) all Income actually received by the Buyer or its designee (including the Custodian) pursuant to Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

(iii) After one Business Day's notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection (a)(i) of this Section), Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices Buyer may reasonably deem satisfactory any or all Purchased Mortgage Loans subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to consequential damages, including reasonable legal expenses, the costs of cover and/or related hedging transactions; third to the Repurchase Price; fourth to any other outstanding obligation of Seller to Buyer or its Affiliates; and fifth, if any amounts remain, to the Seller.

(iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid. In view of the nature of the Purchased Mortgage Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loan and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Loan on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

(v) Buyer shall, without regard to the adequacy of the security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

(vi) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in
       Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

(vii) Seller shall be liable to Buyer for the amount of all expenses, reasonably incurred by Buyer in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal fees and expenses and reasonable costs incurred in connection with hedging or covering transactions.

(viii) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

(ix) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and (iii) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(x) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer or its designee (including the Custodian) including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Loans, any Collateral or its proceeds, and all other sums or obligations owed by Seller to Buyer against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

(xi) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

(xii) Buyer and Seller hereby agree that sales of the Purchased Mortgage Loans shall be deemed to include and permit the sales of Purchased Mortgaged Loans pursuant to a securities offering.

(xiii) Notwithstanding the foregoing remedies, if the Event of Default (other than an Event of Default under Section 13(a)(xi) arises from a breach of any representation or warranty set forth in Sections 10(b) (iii), (v) or
       (ix) or in Exhibit V attached hereto with respect to a Purchased Mortgage Loan, then Seller may elect, subject to Buyer's written consent (which consent shall not be unreasonably withheld or delayed), to cure such default by repurchasing such Mortgage Loan or substituting for such Mortgage Loan within ten (10) Business Days of such Event of Default, provided, however, that Seller shall not have the right to make the foregoing election if such breach causes a default with respect to Mortgage Loans that in the aggregate represent ten percent (10%) or more of the aggregate Purchase Price of all Purchased Mortgage Loans subject to then outstanding Transactions. The repurchase price for any such repurchase shall be the outstanding Repurchase Price of such Mortgage Loan, as the case may be. Any such substitution shall be performed in accordance with Section 9 of this Agreement.

Notwithstanding the foregoing, if an Event of Default shall occur hereunder as a result of a default under an indenture or instrument described in subsection
(viii) of Section 13 (a) hereof, and such default under such indenture or instrument is subsequently remedied or cured by Seller, then the Event of Default hereunder shall by reason thereof, after notice of such cure or remedy is given to Buyer by Seller, by deemed likewise to have been thereupon remedied or cured without further action upon the part of Seller or Buyer; provided, however, that Buyer shall not be responsible for the effects upon Seller of, nor otherwise liable to Seller for, any actions taken by Buyer in connection with its exercise of remedies under this Section 14 prior to its receipt of said notice of such cure or remedy, including, without limitation, the sale of the Purchased Mortgage Loans by Buyer to a third party.

(b) If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to Seller:

       (i) Upon tender by Seller of payment of the aggregate Repurchase Price for all such Transactions, Buyer's right, title and interest in all Purchased Mortgage Loans subject to such Transactions shall be deemed transferred to Seller, and Buyer shall deliver or cause to be transferred all such Purchased Mortgage Loans to Seller or its designee at Buyer's expense.

      (ii) If Seller exercises the option referred to in subsection (b)(i) of this Section and Buyer fails to deliver or cause to be delivered the Purchased Mortgage Loans to Seller or its designee, after one Business Day's notice to Buyer, Seller may (A) purchase Mortgage Loans ("Replacement Loans") that are as similar as is reasonably
                    ----------- -----
            practicable in characteristics, outstanding principal amounts (as a pool) and interest rate to any Purchased Mortgage Loans that are not delivered by Buyer to Seller or its designee as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Loans, to be deemed to have purchased Replacement Loans at a price therefor on such date, equal to the Market Value of the Purchased Mortgage Loans.

     (iii) Buyer shall be liable to the Seller (A) with respect to Purchased Mortgage Loans (other than Additional Loans), for any excess of the price paid (or deemed paid) by Seller for Replacement Loans therefor over the Repurchase Price for such Purchased Mortgage Loans and (B) with respect to Additional Loans, for the price paid (or deemed paid) by Seller for the Replacement Loans therefor. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Loans calculated on a 360-day year basis for the actual number of days during the period from and including the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate.

      (iv) Buyer shall be liable to Seller for the amount of all expenses reasonably incurred by Seller in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal expenses.

       (v) Seller shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws, in equity, and under any other agreement between Buyer and Seller, including, without limitation, the right to offset any debt or claim.

      (vi) Seller may exercise one or more of the remedies available to Seller immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Buyer. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Seller may have.

15. ADDITIONAL CONDITION

Seller shall, on the date of the initial Transaction hereunder and, upon the request of Buyer, on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any Person that purchases the Purchased Mortgage Loan from Buyer in a repurchase transaction, a favorable opinion or opinions of counsel no more often than quarterly with respect to the matters set forth in Exhibit IV attached hereto.

16. SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

17. NOTICES AND OTHER COMMUNICATIONS

Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in the Confirmation. Notices hereunder may be given by facsimile transmission.

18. ENTIRE AGREEMENT; SEVERABILITY

This Agreement together with the applicable Confirmation constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19. NON-ASSIGNABILITY

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

20.  TERMINABILITY

This Agreement shall terminate upon the earlier of (i) written notice from Seller to Buyer to such effect and (ii) eighteen months from the date of this Agreement, except that, in either case, this Agreement shall, notwithstanding clauses (i) or (ii) above, remain applicable to any Transaction then outstanding. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties hereunder (including those made in Exhibit V) shall continue and survive.

21.  GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22.  CONSENT TO JURISDICTION AND ARBITRATION

The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto. Notwithstanding the foregoing two sentences, at either party's sole option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market in the City, County, and State of New York.

23.  NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

24.  INTENT

The parties understand and intend that this Agreement and each Transaction hereunder constitute a "repurchase agreement" and a "securities contract" as those terms are defined under the relevant provisions of Title 11 of the United States Code, as amended.

25.  SERVICING

(a) Notwithstanding the purchase and sale of the Purchased Mortgage Loans hereby, Seller shall continue to service the Purchased Mortgage Loans for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Mortgage Loan prior to the related Repurchase Date pursuant to Section 8, Buyer's assigns; provided, however, that the obligations of Seller to service the Purchased Mortgage Loans shall cease upon the payment by Seller to Buyer of the Repurchase Price therefor. Seller shall service the Purchased Mortgage Loans in accordance with the servicing standards maintained by other prudent mortgage lenders with respect to mortgage loans similar to the Mortgage Loans.

(b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Mortgage Loans (the "Servicing Records"). Seller grants Buyer a
                                  -----------------
security interest in all servicing fees and rights relating to the Purchased Mortgage Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

(c) Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Mortgage Loans on a servicing released basis or (ii) terminate the Seller as servicer of the Purchased Mortgage Loans with or without cause, in each case without payment of any termination fee.

(d) Seller shall not employ sub-servicers to service the Purchased Mortgage Loans without the prior written approval of Buyer.

(e) Seller shall cause any sub-servicer hereunder to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that, upon notice from Buyer (or the Custodian on its behalf) that an Event of Default has occurred and in continuing hereunder, it shall deposit all Income with respect to the Purchased Mortgage Loans in the amount specified in the third sentence of
Section 5(a).

26. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831(a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

27. NETTING

If Buyer and Seller are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any
                                                        ------------
rules or regulations promulgated thereunder:

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of

Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to
                                              ----------------
honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the
                      -------------------
amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

28. MISCELLANEOUS

(a) Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

(b) Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing or orally by telephone or otherwise by any person with apparent authority to act on behalf of the Seller, and the Seller shall indemnify Buyer, defend, and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from the Seller.

(c) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

(d) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and signed or initiated by the Seller and this Agreement, the Confirmation shall prevail.

(e) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(f) Seller agrees to reimburse Buyer for all reasonable costs and expenses of Buyer in connection with this Agreement including, without limitation, the fees, expenses and disbursement of counsel to Buyer, which fees, expenses and disbursements shall not exceed $10,000.

(g) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

                           [Signature page follows.]

                                    EXHIBITS
                                    --------

 EXHIBIT I                                        Confirmation

 EXHIBIT II                                       Form of Custodial Delivery

 EXHIBIT III                                      Form of Power of Attorney

 EXHIBIT IV                                       Opinion of Counsel to Seller

 EXHIBIT V                                        Representations and Warranties
                                                  Regarding Mortgage Loans

                                 EXHIBIT I


                        Form of Confirmation Letter

                                                                  (date)

First Alliance Mortgage Company
17305 Von Karman Avenue
Irvine, California 92714-6203
Attention:__________________



Confirmation No.:___________


Ladies/Gentlemen:

This letter confirms our oral agreement to purchase from you the Mortgage Loans listed in Appendix I hereto, pursuant to the Master Repurchase Agreement Governing the Purchases and Sales of Mortgage Loans between us, dated as of September 5, 1996 (the "Agreement"), as follows:


             Purchase Date:

             Mortgage Loans to be Purchased: See Appendix I hereto. [Appendix I to Confirmation Letter will list Mortgage Loans]

             Aggregate Principal Amount of Purchased Mortgage Loans:

             Purchase Price:

             Pricing Rate:

             Repurchase Date:

             Repurchase Price:

             Collateral Amount Percentage with respect to Market Value:

             Account to which Purchase Price will be deposited
             (ABA, A/C#, institution):

                Names and addresses for communications:

                Buyer:

                Lehman Commercial Paper Inc.
                200 Vesey Street
                9th Floor
                New York, New York 10285-0900

                Attention: Central Funding Department

                Seller:

                First Alliance Mortgage Company
                17305 Von Karman Avenue
                Irvine, California 92714-6203
                Attention:__________________




                                LEHMAN COMMERCIAL PAPER INC.

                                By:__________________________
                                Name:________________________
                                Title:_______________________


Agreed and Acknowledged:
First Alliance Mortgage Company
Seller

By:________________________
Name:______________________
Title:_____________________

                                  EXHIBIT II

                          Form of Custodial Delivery

On this __ day of __________, 199_, First Alliance Mortgage Company ("Seller"), as the Seller under that certain Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of September 5, 1996 (the "Repurchase Agreement") between the Seller and Lehman Commercial Paper Inc. ("Buyer"), does hereby deliver to Bankers Trust Company of California, N.A. ("Custodian"), as custodian under that certain Custodial Agreement, dated as of September 5, 1996, among Buyer, Seller and Custodian the Mortgage Files with respect to the Mortgage Loans to be purchased by Buyer pursuant to the Repurchase Agreement, which Mortgage Loans are listed on the Mortgage Loan Schedule attached hereto and which Mortgage Loans shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Mortgage Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Mortgage Files to ascertain delivery of the documents listed in Annex A attached to the Custodial Agreement.

[The Mortgage Loans delivered hereby constitute Additional Loans [delivered pursuant to Section 7 of the Custodial Agreement].][The Mortgage Loans delivered hereby constitute Substituted Collateral [pursuant to Section 6 of the Custodial Agreement] and are intended to be substituted for the Purchased Mortgage Loans listed on the [schedule attached hereto][Request for Release of Documents and receipt delivered herewith]. The Purchased Mortgage Loans to be released shall be delivered to ________.]

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

IN WITNESS WHEREOF, the Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

FIRST ALLIANCE MORTGAGE COMPANY
Seller


By: ___________________________________

Title: ________________________________

Name: _________________________________

                                                                    EXHIBIT III


                         Form of Power of Attorney

"Notice: The powers granted by this document are broad and sweeping. They are defined in New York General Obligations Law, Article 5, Title 15, sections 5-1502A through 51503, which expressly permits the use of any other different form of power of attorney desired by the parties concerned.

"Know All Men by These Presents, which are intended to constitute a GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law: That First Alliance Mortgage Company ("Seller"), does hereby appoint Lehman Commercial Paper Inc. ("Buyer"), its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to recording the Mortgages purchased by Buyer pursuant to a Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of September 5, 1996 between Seller and Buyer and to take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and the Seller's seal to be affixed this 5th day of September, 1996.

FIRST ALLIANCE MORTGAGE COMPANY

(Seal)

By: ___________________________________

Name: _________________________________

Title: ________________________________

                                                                      EXHIBIT IV

                          OPINION OF SELLER'S COUNSEL

[Date]

Bankers Trust Company of California, N.A.
3 Park Plaza
Irvine, CA 92714

Lehman Commercial Paper Inc.
3 World Financial Center
New York, NY 10285

Ladies and Gentlemen:

I have acted as counsel for First Alliance Mortgage Company ("Seller") in connection with the transactions contemplated by the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans between Seller and Lehman Commercial Paper Inc. ("Buyer"), and the Custodial Agreement among Seller, Buyer and Bankers Trust Company of California, N.A., as custodian ("Custodian"), both dated as of September 5, 1996 (collectively, the "Agreements"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreements.

In rendering my opinion as provided in this letter, I have relied on information gathered by my staff. I have also examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of rendering this opinion. In addition, I have relied, as to various matters of fact relevant to the opinions expressed herein, upon representations and warranties of Seller, Buyer and Custodian contained in the Agreements.

Based upon the foregoing, I am of the opinion that:

1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except as would not have a material adverse effect on the Seller.

2. The Seller has the corporate power and authority to enter into each of the Agreements, to borrow under the Agreements and to grant liens under the Agreements, and has taken all necessary corporate action to authorize such borrowing and such granting of liens upon the terms and conditions of the Agreements and to authorize the execution, delivery and performance of the Agreements. No consent of any other Person (including, without limitation, stockholders of the Seller), and no consent, license, permit, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution and delivery or enforceability of each of the Agreements.

Bankers Trust Company of California, N.A.
Lehman Commercial Paper Inc.
[Date]
Page 2

3. Each of the Agreements has been duly authorized, executed and delivered by the Seller and, upon due authorization, execution and delivery by the other parties thereto, will constitute a valid, legal and binding agreement of the Seller, enforceable against it in accordance with the terms thereof.

4. The execution, delivery and performance by Seller of each of the Agreements have been duly authorized by all necessary corporate action and do not conflict with, constitute an event of default under or contravene (i) Seller's certificate of incorporation or bylaws, (ii) to my knowledge, any Mortgage, indenture or other material contract or undertaking to which the Seller is a party or which is binding upon it or its assets, or (iii) any existing law or governmental regulation applicable to Seller, nor will such execution, delivery or performance result in the creation or imposition of any lien, charge or encumbrance on any of its assets pursuant to the provisions of any of the foregoing, except as provided in the Agreements.

5. Except as Buyer has previously been advised in writing, there is no material litigation or administrative proceedings of or before any government body presently pending or, to my knowledge, threatened against the Seller or its respective assets.

6. The delivery by the Seller to the Custodian of the promissory notes ("Mortgage Notes") evidencing the Mortgage Loans as and in the manner contemplated by the Agreements, create a perfect first priority security interest in the Mortgage Notes securing the obligations of the Seller to the Buyer under the Agreements.

 With your permission I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures (other than Seller's);
(b) the conformity to the originals of all documents submitted to me as copies;
(c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; (d) that the documents referred to herein were duly authorized, executed and delivered on behalf of the respective parties thereto (other than by Seller) and are legal, valid and binding obligations of such parties; (e) the absence of any extrinsic evidence to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions; (f) the compliance by Seller and the Buyer with any applicable requirements to file returns and pay taxes under the California Franchise Tax Law; and (g) the availability of an exemption under the California usury laws.

I express no opinion as to: (a) matters of law in jurisdictions other than the State of California and the United States, except to the extent necessary to render the opinion as to corporate authority in paragraphs (1), (2) and (3) above; or (b) the enforceability of a choice of law provision in the documents described herein. For purposes of the opinions expressed in paragraphs (3) and
(6) above I have also assumed the conformity of New York law to the laws of California.

My opinion that any document is valid, binding, or enforceable in accordance with its terms is qualified as to:

A. limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally;

B. rights to indemnification and contribution which may be limited by applicab1e law and equitable principles;

C. the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and

D. general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief regardless of whether such enforceability is considered in a proceeding in equity or at law.

My opinion in paragraph (4) above is also subject to the following: (i) I express no opinion relating to the effect of the Agreement or the Note under any financial test or ratio contained in any of the instruments or agreements referred to in paragraph (4), and (ii) when reviewing instruments and agreements that are governed by the laws of any jurisdiction other than California and Delaware, I have not undertaken any independent investigation of the laws of such other jurisdiction. As you know, I am not licensed to practice law in the State of Delaware, and my opinion as to Delaware corporate law is based solely on a review of a standard compilation of the Delaware General Corporation Law.

This opinion is solely for your benefit and may not be relied upon, used, circulated, quoted or referred to, nor may copies hereof delivered to, any other person without my prior written approval. I disclaim any obligation to update this opinion letter for events occurring or coming to my attention after the date hereof.

     Very truly yours,

                                                                       EXHIBIT V

                        Representations and Warranties
                      Regarding Purchased Mortgage Loans

      The Seller represents and warrants to the Buyer that, with respect to each Purchased Mortgage Loan sold in a Transaction hereunder, as of the related Purchase Date:

(a) Purchased Mortgage Loans as Described. The information set forth in the
    -------------------------------------
    Mortgage Loan Schedule is complete, true and correct;

(b) No Outstanding Charges. There are no defaults in complying with the terms
    ----------------------
    of the Mortgage relating to such Purchased Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or, if any escrows have been established, an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Purchased Mortgage Loan, except for the interest accruing from the date of the Mortgage Note or date of disbursement of the Purchased Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

(c) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage
    -------------------------
    relating to the Purchased Mortgage Loan have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer and which has been delivered to Buyer or its designee (including the Custodian). The substance of any such waiver, alteration or modification has been approved by the issuer, if any, of any related primary mortgage insurance policy issued by a generally accepted insurance carrier (a "PMI Policy") and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer, if any, of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is included in the Mortgage File delivered to Buyer or its designee (including the Custodian) and the terms of which are reflected in the Mortgage Loan Schedule;

(d) No Defenses. The Purchased Mortgage Loan is not subject to any right of
    -----------
    rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(e) Insurance Policies in Effect. The fire and casualty insurance policy
    ----------------------------
    covering the Mortgaged Property (1) affords (and will afford) sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the Mortgaged Property is an area identified by the Federal Emergency Management Agency as having special flood hazards; (2) is a standard policy of insurance for the locale where the Mortgaged Property is located, is in full force and effect, and the amount of the insurance is in the amount of the full insurable value of the Mortgaged Property on a replacement cost basis or the unpaid balance of the Purchased Mortgage Loans, whichever is less; (3) names (and will name) the present owner of the Mortgaged Property as the insured; and (4) contains a standard mortgagee loss payable clause in favor of Seller. All individual insurance policies with respect to the Purchased Mortgage Loan are the valid and binding obligation of the insurer and contain a standard mortgage clause naming Seller, its successors and assigns, as Mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance policies at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(f) Compliance with Applicable Laws. Any and all requirements of any federal,
    -------------------------------
    state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Purchased Mortgage Loan have been complied with, and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements;

(g) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled,
    ---------------------------
    subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(h) Location and Type of Mortgaged Property. The Mortgaged Property is located
    ---------------------------------------
    in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

(i)  Valid First or Second Lien. The Mortgage relating to the Purchased Mortgage
     --------------------------
     Loan is a valid, subsisting and enforceable first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of such Mortgage is subject only to:

       (1) the lien of current real property taxes and special assessments not yet due and payable;

       (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Purchased Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

       (3) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute;

       (4) in the case where the Purchased Mortgage Loan is secured by a second mortgage lien on the Mortgaged Property (and represented on the Mortgage Loan Schedule as such), the lien of the First Mortgage; and

       (5) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

     Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Purchased Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer or its designee (including the Custodian).


(j)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage relating
     ------------------------------
     to the Purchased Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditor's generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Purchased Mortgage Loan and to execute and deliver such Mortgage Note and Mortgage, and such Mortgage Note and Mortgage have been duly and properly executed by such parties. Either
    (i) the Mortgagor is a natural person who is a party to such Mortgage Note and Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise or (ii) the Mortgagor is a trust, and such trust and the related Mortgage conform to the requirements of the FNMA Guide.

(k) Full Disbursement of Proceeds. The proceeds of the Purchased Mortgage Loan
    -----------------------------
    have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Purchased Mortgage Loan and the recording of the related Mortgage were paid, and the related Mortgagor is not entitled to any refund of any amounts paid or due under the related Mortgage Note or Mortgage;

(l) Ownership. Seller is the sole owner of record and holder of the Purchased
    ---------
    Mortgage Loan. The Purchased Mortgage Loan is not assigned or pledged except as provided in this Agreement, and Seller has good, indefeasible and marketable title thereto, and has full right to pledge and assign the Purchased Mortgage Loan to Buyer or its designee (including the Custodian) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Purchased Mortgage Loan pursuant to this Agreement;

(m) Doing Business. All parties which have had any interest in the Purchased
    --------------
    Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(n) LTV. No Purchased Mortgage Loan has a Loan-to-Value Ratio of more than 85%.
    ---
    No more than 2% of the Purchased Mortgage Loans (measured by aggregate principal amount subject Transactions) have a Loan-to-Value Ratio in excess of 80%.

(o) Title Insurance. The Purchased Mortgage Loan is covered by either (i) an
    ---------------
    attorney's opinion of title and abstract of title or (ii) an ALTA mortgage title insurance policy or such other policy in form acceptable to FNMA or FHLMC, issued by and constituting the valid and binding obligation of a title insurer generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Purchased Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Purchased Mortgage Loans and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the related Mortgage in the case of a First Mortgage Loan secured by a First Mortgage and the second priority lien of the Mortgage in the case of a Purchased Mortgage Loan secured by a second lien on the related Mortgaged Property, in the original principal amount of the Purchased Mortgage Loan. Seller is the sole named insured of such mortgage title insurance policy, the assignment to Buyer or the Custodian as assignee of Buyer of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

(p)  No Defaults. There is no default, breach, violation or event of
     -----------
     acceleration existing under the Mortgage or the Mortgage Note relating to the Purchased Mortgage Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, other than the failure to make, prior to expiration of the applicable grace period, the monthly payment due immediately prior to the related Purchase Date if such Purchase Date occurs prior to the expiration of such grace period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

(q)  No Mechanics' Liens. There are no mechanics' or similar liens or claims
     -------------------
     which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage except those that are stated in the related title policy and for which related losses are affirmatively insured against by such title policy;

(r)  Location of Improvements; No Encroachments. All improvements which were
     ------------------------------------------
     considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property except those that are stated in the title policy and for which related losses are affirmatively insured against by such title policy. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation;

(s)  Origination. The Purchased Mortgage Loan was originated or purchased by
     -----------
     Seller. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Purchased Mortgage Loan.

(t)  Customary Provisions. The Mortgage relating to the Purchased Mortgage Loan
     --------------------
     contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(u) Occupancy of the Mortgaged Property. As of the related Purchase Date the
    -----------------------------------
    Mortgaged Property relating to the Purchased Mortgage Loan is capable of being lawfully occupied under applicable law. All inspections, licenses and certificates required by law or regulation to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Either the Mortgagor represented at the time of origination of the Purchased Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence or second home or the Mortgaged Property is capable of being occupied pursuant to terms that approximate current standard market rental terms and rates;

(v) No Additional Collateral. The Mortgage Note relating to the Purchased
    ------------------------
    Mortgage Loan is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (i) above;

(w) Deeds of Trust. In the event the Mortgage relating to the Purchased Mortgage
    --------------
    Loan constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(x) Acceptable Investment. Seller has no knowledge of any circumstances or
    ---------------------
    conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Purchased Mortgage Loan as an unacceptable investment, cause the Purchased Mortgage Loan to become Delinquent, or adversely affect the value or marketability of the Purchase Mortgage Loan;

(y) Purchase of Mortgage Documents. The Mortgage File and any other documents
    ------------------------------
    required by Buyer to be delivered for the Purchased Mortgage Loan by Seller under this Agreement have been delivered to the Custodian. Seller is in possession of a complete, true and accurate Mortgage File except for such documents the originals of which have been delivered to the Buyer or its designee (including the Custodian). Each of the documents and instruments included in the Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate and purchase mortgage loans;

(z) [Reserved].
     --------

(aa)  Transfer of Purchased Mortgage Loans. The assignment of Mortgage relating
      ------------------------------------
      to the Purchased Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located;

(bb)  Due on Sale. The Mortgage relating to the Purchased Mortgage Loan contains
      -----------
      an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Purchased Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(cc)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The
      --------------------------------------------------------------------
      Purchased Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Purchased Mortgage Loan is not a graduated payment mortgage loan and the Purchased Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(dd)  Consolidation of Future Advances. Any future advances made prior to the
      --------------------------------
      Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage relating to the Purchased Mortgage Loan, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of such Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence in form acceptable to FNMA or FHLMC. The consolidated principal amount does not exceed the original principal amount of the Purchased Mortgage Loan;

(ee)  Mortgaged Property Undamaged. There is no proceeding pending or threatened
      ----------------------------
      for the total or partial condemnation of the Mortgaged Property relating to the Purchased Mortgage Loan. Such Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Purchased Mortgage Loan or the use for which the premises were intended;

(ff)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The
      ----------------------------------------------------------------
      origination and collection practices used with respect to the Purchased Mortgage Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to any escrow deposits and escrow payments that have been established, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. If an escrow of funds has been established, it is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note relating to the Purchased Mortgage Loan. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(gg) Conversion to Fixed Interest Rate. With respect to the aggregate
     ---------------------------------
     outstanding principal balance of the Purchased Mortgage Loans on the related Purchase Date, no more than 10% of the Mortgage Notes contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note for the remaining term thereof all in accordance with the terms of a rider to the related Mortgage Note;

(hh) Appraisal. The Mortgage File contains an appraisal of the related Mortgage
     ---------
     Property signed prior to the approval of the Purchased Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Purchased Mortgage Loan, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, other than as an employee of the lender, and whose compensation is not affected by the approval or disapproval of the Purchased Mortgage Loan;

(ii) Soldiers' and Sailors' Relief Act. The Mortgagor relating to the Purchased
     ---------------------------------
     Mortgage Loan has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

(jj) Environmental Matters. To the best of Seller's knowledge based on customary
     ---------------------
     residential mortgage industry practices, the Mortgaged Property is free from any and all toxic or hazardous substances other than those in quantity and type associated with normal household uses and there exists no violation of any local, state or federal environmental law, rule or regulation with respect thereto;

(kk) Delinquencies. The Purchased Mortgage Loan (i) together with the other
     -------------
     Purchased Mortgage Loans subject to Transactions, would not cause the 30+ Delinquency Percentage to exceed 1.6%, (ii) together with the other Purchased Mortgage Loans with the other Purchased Mortgage Loans subject to Transactions would not cause the 60+ Delinquency Percentage to exceed 1.2% and (iii) is not more than 89 days Delinquent;

(ll) Balloon Mortgage Loans. Except with respect to any Balloon Mortgage Loan,
     ----------------------
     each Mortgage Loan is payable in monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan within the term thereof, beginning no later than 60 days after disbursement of the proceeds of the Mortgage Loan and bears a fixed or adjustable interest rate for the term of the Mortgage Loan. Each Balloon Mortgage Loan has an original term of not less than fifteen (15) years and which provides for monthly payments based on a thirty (30) year amortization schedule and a final Monthly Payment substantially greater than the preceding Monthly Payments;

(mm) No Construction Loans. No Purchased Mortgage Loan is a construction loan;
     ---------------------

(nn) Selection by Seller. No Purchased Mortgage Loan was selected for inclusion
     -------------------
     under this Agreement on any basis which was intended to have a material adverse effect on Buyer;

(oo) Second Mortgages. With respect to each Purchased Mortgage Loan secured by a
     ----------------
     second lien on the related Mortgaged Property;

     (1) if the Loan-to-Value Ratio is higher than 70%, either the related first lien does not provide for a balloon payment or the maturity date of each Purchased Mortgage Loan, with respect to which a first lien on the related Mortgaged Property provides for a balloon payment, is prior to the maturity date of the mortgage loan relating to such first lien;

     (2) the related first lien on any Mortgaged Property with respect to which the related Purchased Mortgage Loan secured by a second lien does not provide for negative amortization;

     (3) either no consent for the Purchased Mortgage Loan secured by a second lien on the related Mortgaged Property is required by the holder of the related first lien or such consent has been obtained and is contained in the Mortgage File; and

     (4)     the related first lien is not held by an individual;


(pp) CERCLA. To the actual knowledge of an executive officer of the Seller, no
     ------
     Mortgaged Property was, as of the Purchase Date or, with respect to Additional Loans or Substitute Mortgage Loans, as of the related date of addition or substitution, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

(qq) No Bankruptcy of Mortgagor. None of the Purchased Mortgage Loans are
     --------------------------
     subject to a bankruptcy plan;

(rr) Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage"
     ------------------
     within the meaning of Section 860G(a)(3) of the Code;

(ss) Balloon Loan Concentration. If the Purchased Mortgage Loan is a Balloon
     --------------------------
     Loan, it, together with the other Purchased Mortgage Loans which are Balloon Loans subject to Transactions, constitutes less than 45% of the aggregate outstanding Repurchase Price of all Purchased Mortgage Loans subject to Transactions;

(tt) No Short Maturity Balloon Loans. The Purchased Mortgage Loan is not a
     -------------------------------
     Balloon Loan with a maturity date occurring within five years from its related Purchase Date;

(uu) Owner Occupied. In the event the Purchased Mortgage Loan relates to a
     --------------
     Mortgaged Property which is non-owner occupied, it, together with the other Purchased Mortgage Loans subject to Transactions relating to Mortgaged Properties which are non-owner occupied, does not exceed 10% of the aggregate outstanding Repurchase Price of all Purchased Mortgage Loans subject to Transactions; and

(vv) Payment Terms. With respect to adjustable rate Mortgage Loans, the mortgage
     -------------
     interest rate is adjusted annually or semi-annually on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate Mortgage Loans, the mortgage note is payable each month in equal monthly installments of principal and interest. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.


          It is understood and agreed that the representations and warranties set forth in this Schedule V shall survive delivery of the respective Mortgage Files to the Custodian on behalf Buyer.